Prospectus Supplement (Sales Report) No. 25 dated April 7, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 378198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378198	$12,800	$12,800	14.11%	1.00%	March 31, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378198. Member loan 378198 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,550 / month
Current employer:	Merck and Co.	Debt-to-income ratio:	20.33%
Length of employment:	8 months	Location:	Collegeville, PA

Home town:	Monongahela
Current & past employers:	Merck and Co., Lonza Biologics, Amgen, MedImmune
Education:	University of Pittsburgh

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate/pay debts

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	31
Revolving Credit Balance:	$32,785.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 380348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380348	$3,000	$3,000	14.74%	1.00%	April 6, 2009	April 12, 2012	April 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380348. Member loan 380348 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	SEIDS	Debt-to-income ratio:	2.21%
Length of employment:	4 years	Location:	WINDER, GA

Home town:	Atlanta
Current & past employers:	SEIDS, Garmon Enterprises
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

With the economy in turmoil, I can't afford to buy a new car. So I would rather fix my daily driver back up to reliable standards. Considering the fact that I drive 60 plus miles per day to work, school, and back home, I would save more on gas and maintenance in the long run. To me, an investment to saving me time and money, it's worth it.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$915.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - What is it that you do at SEIDS? When will you be graduating and with what degree? Thank you and best of luck on your loan. Art	To thoroughly answer your question, SEIDS stands for South East Independent Delivery Service. We are the shipping company for Rooms To Go. I am the warehouse lead but I single handedly run the shipping side of the warehouse. During my 2 years there, I have recieved two meritorious promotions and if not for the economy, I would've already been a supervisor after the first year. All in all, I do the job of a trailer loader, warehouse lead, and a supervisor, so my job security is of no question. If I take full time classes, I should be done by the end of this year but as of right now I am only taking part time classes, so I'm looking at graduating this time next year. My degree would be an Associates Degree of Science in Computer and Electronics Engineering.

Member Payment Dependent Notes Series 384200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384200	$8,000	$8,000	12.84%	1.00%	March 31, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384200. Member loan 384200 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Convergent Wealth Advisors	Debt-to-income ratio:	14.20%
Length of employment:	1 year	Location:	castile, NY

Home town:	rochester
Current & past employers:	Convergent Wealth Advisors, Clover Capital Management, Smith Barney
Education:	St. John Fisher College

This borrower member posted the following loan description, which has not been verified:

Need to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,687.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - Could you describe the credit card debt you are wanting to pay off - interest rates, balance, etc? Thank you and best of luck on your loan. Art	I currently have one credit credit card through my bank with a balance of $8,500.00. The interest rate is 19.99%.
What's the average interest that you're paying on your current CC debt how many credit cards will you be rolling into the 8,000 amount?	I have only one credit card, it has a 19.99% interest rate currently.

Member Payment Dependent Notes Series 385483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385483	$5,400	$5,400	12.84%	1.00%	April 3, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385483. Member loan 385483 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	self-employed	Debt-to-income ratio:	1.72%
Length of employment:	3 years	Location:	lamesa, TX

Home town:	Lamesa
Current & past employers:	self-employed
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan because I need to remodel my bathroom due to that the pluming is really bad, and with that money I can fix it, even though I'm self employed due to the recession that this country is going through my business have gone down.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	62
Revolving Credit Balance:	$586.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Doom, What is the nature of your business? I'm assuming that your income has slipped of recent. Thus, will you be able to pay off this loan, your other loans, and still live? Are there others in the house that earn money and are able to help you pay down your debt(s)?	My business is in custom farming as silly as it may sound; I'm in business with my dad. This is my first loan that I have applied for and I plan to pay it back as soon as possible, because that money will be used to fix my bathroom. If I have some left, it will be used to buy some parts for the tractors that they need. Yes, there are other family members who are willing to help me pay for this loan.
With your business going down, how do you plan to keep up with the payments. #2. You are self employed, what do you do for a living? #3 You had a delinquency 62 months ago, could you please explain this in detail? Thanks	My business is in custom farming as silly as it may sound. My business is not really going down is that my machinery that keeps breaking and when some thing breaks everything stops and some times they are big things like motors and transmission and they cost a lot of money. The delinquency 62 months ago may be credit cards well at least that what I think is but I manage to pay it all.

Member Payment Dependent Notes Series 386400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386400	$10,000	$10,000	13.47%	1.00%	March 31, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386400. Member loan 386400 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	8.54%
Length of employment:	n/a	Location:	New York, NY

Home town:	Taipei
Current & past employers:	Mondera
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I need to get a 25k loan to consolidate debt. I will use the money to pay off two credit card account in Bank of America and JP Morgan Chase. I will spend 13k to pay off the Bank of America's credit card. And 11k to pay off the credit card on JP Morgan Chase. I incurred the 25k credit card debt in 2008 to finance an internet start up. But unfortunately the venture did not work out. I am currently working as a software consultant with steady income. I like to pay off the high interest credit card account with a lower interest rate loan and pay if off in next 3 years.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	39
Revolving Credit Balance:	$24,485.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Credit Cards, though a wonderful tool, is a two edged sword. Do you have a plan to either a) not charge anything to the card(s) and pay cash for everything or b) pay off the currant balance each month of the new debt incurred? After you have accomplished your goal, enjoy your new found freedom and living virtually debt free. Best of luck.	I was balanced free from 11/2006 till 07/2008. I used credit card to track expenses. Before 07/2008, I paid my balance off every month. My plan is to clean up the balance on the credit card then pay off the balance every month. Thank you.
What are your monthly expenses?	I spend $600 for food. I am living inside my office so no rent, internet and phone charge.
Your profile doesn't show your current employment history. Would you be willing to provide that information?	I am self employed since 03/2007.
As being self employed, looking forward, how much work is in the pipeline, in terms of time?	Currently, I have two projects at hands in next 3 months.

Member Payment Dependent Notes Series 386752

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386752	$10,000	$10,000	15.68%	1.00%	March 31, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386752. Member loan 386752 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Saia Motorfreight	Debt-to-income ratio:	7.62%
Length of employment:	2 years 2 months	Location:	Eastlake, OH

Home town:	Larne
Current & past employers:	Saia Motorfreight, PAM Transport
Education:	Sunderland University

This borrower member posted the following loan description, which has not been verified:

Replacing carpet with hardwood floors. Replacing kitchen cabinets and countertops as well as replacing appliances and kitchen flooring. If we have anything left we would like to do a patio outside so that we have some outside place to sit and enjoy the weather. Replacing toilet, hot water heater and furnace.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	47
Revolving Credit Balance:	$1,815.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long have you owned your home?	3 years

Member Payment Dependent Notes Series 386939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386939	$5,000	$5,000	11.89%	1.00%	April 2, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386939. Member loan 386939 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	top service construction	Debt-to-income ratio:	18.13%
Length of employment:	3 years	Location:	FAIRFAX, VA

Home town:	seoul
Current & past employers:	top service construction
Education:

This borrower member posted the following loan description, which has not been verified:

I need money for buy lot a tool.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,155.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386940	$4,200	$4,200	16.00%	1.00%	April 2, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386940. Member loan 386940 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Good News Church Inc.	Debt-to-income ratio:	21.69%
Length of employment:	9 months	Location:	Saint Augustine, FL

Home town:	Laurens
Current & past employers:	Good News Church Inc., EGP Inc.
Education:	Flagler College

This borrower member posted the following loan description, which has not been verified:

I am looking to pay for a honeymoon and use the extra money for paying down a higher rate credit card.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,154.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387083	$6,500	$6,500	13.79%	1.00%	March 31, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387083. Member loan 387083 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	ARROW HEAD	Debt-to-income ratio:	23.37%
Length of employment:	20 years	Location:	FORT WORTH, TX

Home town:	ZACATECAS
Current & past employers:	ARROW HEAD
Education:

This borrower member posted the following loan description, which has not been verified:

PERSONAL LOAN

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,518.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387209	$10,750	$10,750	15.37%	1.00%	March 31, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387209. Member loan 387209 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Ojai Valley Inn and Spa	Debt-to-income ratio:	23.33%
Length of employment:	3 years 4 months	Location:	Ventura, CA

Home town:	Mishawaka
Current & past employers:	Ojai Valley Inn and Spa, Walt Disney Co.
Education:	Chapman University

This borrower member posted the following loan description, which has not been verified:

Consolidate all credit cards into one monthly payment. To become debt free in 3 years or less

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,765.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance shows as $21,765 and you are asking for $10,750. How will you be able to consolidate all your credit cards into one payment?	I plan to consolidate the higher credit cards first and try to pay more or double my payment on this loan of 10,750 to pay it off quicker. Then try and get another for the remainding which should be lower because I usually pay more on them already.

Member Payment Dependent Notes Series 387285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387285	$5,000	$5,000	13.16%	1.00%	March 31, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387285. Member loan 387285 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Brown Brothers Harriman	Debt-to-income ratio:	0.12%
Length of employment:	4 years	Location:	Allston, MA

Home town:	Mallorca
Current & past employers:	Brown Brothers Harriman
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

Cash advance required for consolidation of credit card debt and a a better payment plan. Thanks for your time.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,176.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your current interest rate, mimimum required monthly payment, and usual monthly payment for the current credit card debt? Please explain how you accrued this debt and how you will avoid accruing additional debt in the future. Thank you.	My rates on both of my cards are 11.24 and 11.82. My minimum montly payments are $32 on one card and $28 on the other one. I usually pay between 400- 600 towards my credit card balance. I accrued this debt because I needed cash back right away to help a friend out who was in financial trouble. I would like to avoid credit card debt as it ruins credit history even though having a revolving credit is essential. I hope I have answered your questions. Please dont hesitate to ask me any further questions. Thanks
It seems that your credit cards have a lower interest rate than this loan. What is the advantage of consolidating if it will give you a higher rate?	Using cash back from credit cards is probably the worst thing you can do, it is not intended for that use and will affect your credit history. This is according to a loan specialist. Let me know if you have any other questions. Thanks
Why would you want to borrow money at 13.16% interest when your credit card rates are less than 12%?	I have just answered this question from another lender. Do you mind taking a look at my previous posting? Another positive side to a loan rather than having cash back from a credit card is that it creates a payment plan that will help me save money in the long run. Having to look at a credit card balance is frustrating at times. I hope this has answered your question. Thanks again.
So what is the interest rate on the cash advance...is it still less than 12%?	Cash advances are usually higher, I have a rate of 19.99%. Hope this helps, let me know if you have any further questions.

Member Payment Dependent Notes Series 387383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387383	$6,000	$6,000	11.89%	1.00%	March 31, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387383. Member loan 387383 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	lemon-x corp	Debt-to-income ratio:	22.58%
Length of employment:	10 months	Location:	bohemia, NY

Home town:
Current & past employers:	lemon-x corp
Education:	Saint Joseph College

This borrower member posted the following loan description, which has not been verified:

I have high precentage rates on my line of credit that i like to pay back. I would like to barrow this money to pay my debt.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,511.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a lot of outstanding credit. This loan will only cut it down by 1/3. How are you going to choose which credit cards to pay off? You're still going to be left with a lot of credit debt.	I just need the money to pay my high interest line of credit. This will cut my cost of interest charges where I can put more money to pay my other debt. The other cards have lower APR.

Member Payment Dependent Notes Series 387587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387587	$2,000	$2,000	9.32%	1.00%	April 6, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387587. Member loan 387587 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,708 / month
Current employer:	The Children's Village	Debt-to-income ratio:	5.71%
Length of employment:	5 years	Location:	BRONX, NY

Home town:	New Paltz
Current & past employers:	The Children's Village
Education:	SUNY Oswego, Fordham University

This borrower member posted the following loan description, which has not been verified:

Hello, I plan to use this loan to cover additional fees associated with my coop purchase (application, processing, legal, moving, etc.). Thank you, Karen Gallagher

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you give us more details on the purchase? How much does it cost, how much are you putting down, what will your monthly payment be?	I'm purchasing a coop for 105K, I'm putting 10% down but need some extra funds for coop application and processing fees. Monthly mortage payments will be about $550. Thank you-
So you haven't applied to the coop yet?	I plan to sign the purchase contract this week and will apply to the coop board thereafter. It's not a difficult process though.
I figured it might be easy. And the board will stilll have to approve you. Is the application fee refundable?	No, it's not refundable.

Member Payment Dependent Notes Series 387744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387744	$16,000	$16,000	14.74%	1.00%	March 31, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387744. Member loan 387744 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,533 / month
Current employer:	Social Security Board	Debt-to-income ratio:	9.13%
Length of employment:	11 years 6 months	Location:	Cambria Heights, NY

Home town:
Current & past employers:	Social Security Board
Education:	CUNY Lehman College

This borrower member posted the following loan description, which has not been verified:

pay off debt

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	44
Revolving Credit Balance:	$17,436.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	verify how?

Member Payment Dependent Notes Series 387784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387784	$14,500	$14,500	14.42%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387784. Member loan 387784 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Fischer & Company	Debt-to-income ratio:	18.04%
Length of employment:	7 months	Location:	Pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	Fischer & Company
Education:	University of Pittsburgh-Main Campus, Point Park University

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am searching for a $20,000 loan to consolidate my credit card debt. I have a full time job as a real estate associate broker with a prominent commercial real estate firm in Pittsburgh, PA. I am also in graduate school to where I'm studying International business. I am fully capable at repaying the loan over time. I just need to consolidate from my high interest credit cards. This is why I'm asking for the loan. Please consider my request. Thanks, Adam Viccaro

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,392.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387827	$8,000	$8,000	7.37%	1.00%	April 7, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387827. Member loan 387827 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	SMG Search	Debt-to-income ratio:	2.77%
Length of employment:	2 years	Location:	OAK PARK, MI

Home town:	harrison twp
Current & past employers:	SMG Search, Carlson Marketing Worldwide, Awecomm Technologies
Education:	Columbia College Chicago, University of Detroit Mercy

This borrower member posted the following loan description, which has not been verified:

Looking to purchase 2003 Chevrolet Trailblazer. The vehicle has been completely inspected and has very low miles - 24,000! The purchase price is well below retail value. I am a responsible father, with a solid employment record. I am always on time with my payments, and have very little outstanding debt. My current vehicle, which I paid cash for nearly four years ago, is becoming a liability, and with a new baby in the family, a safe and reliable vehicle has become a priority. Thank you for your consideration. RD Franske

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,939.00	Public Records On File:	0
Revolving Line Utilization:	53.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, is the $31,939.00 credit balance correct? What is the breakdown/monthly payments for that balance? I'm a little confused because you stated you had "very little outstanding debt". Thanks	Home Equity. mortgage was structured on a 80/20.
There is a credit balance listed as $31,939.00. Is this credit card or Home Equity debt?	Home Equity

Member Payment Dependent Notes Series 387910

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387910	$13,200	$13,200	13.47%	1.00%	April 3, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387910. Member loan 387910 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	power and process, inc	Debt-to-income ratio:	12.72%
Length of employment:	2 years 8 months	Location:	west haven, CT

Home town:	west haven
Current & past employers:	power and process, inc, party people, inc, General party rentals
Education:

This borrower member posted the following loan description, which has not been verified:

Id like to pay off my credit card debt completely and have a low monthly payment because i want to buy my girlfriend of 3yrs a ring and with lower monthly payments i can save for it faster. I accumulated the debt from when i was younger and had the silly mind set that a credit card is like free money. I have greatly learned from that. I just want to be done with credit cards. I am a great candidate for a loan because i have never had a late payment in my life. I always paid more then double the min. monthly payments. I dont have kids or dependents. I live rent free with family in a big house. (I do labor work like cutting grass, work on their cars, take care of the home, etc. in exchange for rent free living.) I have a very stable and well paying job which ive been at for almost 3yrs. Im a work horse. Ive never been unemployed since ive started working at 16yrs old. I would greatly apprieciate the help.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,721.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	Im not sure how. I followed everything lending club told me to fill out. I even agreed to alow them to verify my employment. Do you know what I need to do because I belive ive done everything i can.

Member Payment Dependent Notes Series 387912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387912	$5,000	$5,000	9.63%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387912. Member loan 387912 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	ernst young	Debt-to-income ratio:	15.40%
Length of employment:	2 years	Location:	FORT LAUDERDALE, FL

Home town:	hazleton
Current & past employers:	ernst young
Education:	Bloomsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Borrowing to extinguish a credit card obligation at a lower interest rate.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	79
Revolving Credit Balance:	$9,347.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387931

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387931	$1,500	$1,500	14.74%	1.00%	April 1, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387931. Member loan 387931 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Palo Alto Medical Foundation	Debt-to-income ratio:	1.04%
Length of employment:	3 years	Location:	SAN JOSE, CA

Home town:	Milpitas
Current & past employers:	Palo Alto Medical Foundation, Allied Barton
Education:	De Anza College

This borrower member posted the following loan description, which has not been verified:

Pay back family members that helped me move 2mths ago. Need a cheaper monthly payment.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,781.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Palo Alto Medical Foundation?	I am a medical assistant. So I room patients and get vital signs for the doctor. I can also do injections and make charts so my doctor can be better prepared to see his patients.

Member Payment Dependent Notes Series 388005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388005	$16,000	$16,000	11.89%	1.00%	April 6, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388005. Member loan 388005 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,083 / month
Current employer:	Nestle	Debt-to-income ratio:	2.61%
Length of employment:	5 years	Location:	Pensacola, FL

Home town:
Current & past employers:	Nestle
Education:	University of Minnesota-Twin Cities, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

For three years I have owned a small business dealing in long-term real estate holdings. I have a number of properties that are providing me with rental income but I would like to expand my business and reorganize into a safer and more efficient corporate entity. I also plan on doing some maintenance and remodeling on my current properties to make them more profitable. My husband is a military physician, so our primary job is stable. I currently have 30K in liquid savings, but I am applying for this loan to keep my business entity separate and ensure that I have a financial buffer for emergencies. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,204.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How does applying for this loan keep your business separate from your personal finances? How does becoming a more efficient corporate entity effect the ownership and liability of the loan?	Currently I am not a business entity. With this loan I plan on starting an LLC and placing these funds into a business account under that LLC. Basically, I will be using these funds to "start-up" my business, with myself as the guarantor. Next I will slide my currently owned properties under that business management, and pay off the loan with rents received. Since I am the guarantor, the loan ownership will not change. Thanks for the question and your consideration.
How is the current real estate climate effecting your business?	My business is essentially a "buy and hold" rental property provider. The current market is good for me because I am able to acquire new properties at reduced prices and low mortgage rates. Additionally, there are many people who are drawn to my rentals because they are not able to finance a home of their own. The current financial climate has really had no effect on the stability of my business because my current mortgages are low rate and fixed. Thanks.
How many rental properties do u currently own and making a a monthly profit?	I currently own three and one is making a profit, but the improvements I plan to make should have two making profit, with a net profit for the group.

Member Payment Dependent Notes Series 388121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388121	$1,600	$1,600	7.68%	1.00%	March 31, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388121. Member loan 388121 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Restaurant Associates	Debt-to-income ratio:	4.64%
Length of employment:	2 years	Location:	philadelphia, PA

Home town:	Atco
Current & past employers:	Restaurant Associates, touchtone wireless, eb games
Education:	Cittone Institute

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a used motorcycle to commute to work

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1975	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,753.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses?	my rent and utilities come to about 600 a month. other various bills including student loans and credit cards come to about 300 a month. Probably another 200 for living expense.

Member Payment Dependent Notes Series 388278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388278	$8,000	$8,000	19.16%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388278. Member loan 388278 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,269 / month
Current employer:	Brand Energy Solutions	Debt-to-income ratio:	13.19%
Length of employment:	3 years	Location:	Houston, TX

Home town:	Dallas
Current & past employers:	Brand Energy Solutions, Big City Access, Miken Specialities ltd.
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

Transitional Housing is a different kind of housing alternative. The goal of the organization is to provide interim housing and skill training so that clients become empowered and independent individuals. Rooms will be rented and paid weekly. The money will be used to purchase assorted furniture, furnishings, and appliances for the different rooms. What makes me a good, reliable and responsible candidate for the loan is my ability and goal to pay the loan off. I am a very responsible person when it comes to paying my bills on time. I would just like the opportunity to be able to prove myself in what I know to be a very profitable business venture.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$634.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your venture operational? If not, when do you launch? Good luck with your business.	The venture is 75% operational with May 2, 2009 being the launch/open house day for the Transition House.
So this is to be a side business? If it happens to fail, will you still have your regular job?	This is a side business that I am starting. I will continue at my regular job.
Could you explain something about how this loan fits into the overall business expenses? Do you already have a property? Is it financed? Are you rehabbing it? How far in the process are you? Is this money to complete a purchase, rehab, marketing, start-up payroll costs, or what?	This loan fits into the overall business expenses in the completing of getting furnishings, like furniture, beds, bedding, to also help offset some of the expenses already incurred like the fire and security alarm system. Yes the property has already been purchased. The property did not have to be rehabbed, just your typical make ready. We are at 75% into the process. The money is to complete the purchases as to the furnishings of the house and the fire and security alarm system.
Where will the income from your side business come from? Are you offering services paid for by government or charitable organizations, or by clients themselves?	The income will come from the individual clients on a weekly basis.
How many clients will you be able to house at one time? How much profit are you expecting to be clearing once you are fully operational? You stated that you purchased the property already in a previous response. In case the business does not work out like you like (not that it will, just trying to be realistic) is the property in a good area, so that you could resell it at a decent price? Best of luck with your business, it sounds like you have a good plan.	The transitional house that was purchased for this business venture will be able to house 20 clients that will be paying on a weekly basis. For sure a profit will be made. Based on the research that was done, there is a need for transitional houses. There is also an organization that will be endorsing the transitional house for as keeping it filled up.

Member Payment Dependent Notes Series 388289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388289	$7,500	$7,500	12.53%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388289. Member loan 388289 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Fabel Designs	Debt-to-income ratio:	12.87%
Length of employment:	2 years 9 months	Location:	South Jordan, UT

Home town:	West Jordan
Current & past employers:	Fabel Designs, ACS
Education:	Salt Lake Community College

This borrower member posted the following loan description, which has not been verified:

Have a great opportunity to purchase a portion of a growing company. Company has experienced 37% growth from 2007 to 2008. Continued strong growth in 2009 (even in poor economy). Projected growth to be up 40% in 2009. I am experienced in this line of business and feel I would be a great asset to help facilitate more growth.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$298.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Ok What's the biz 1st quarter growth. (go ahead and extrapolate) What is the buisness? What's your monthly expensess? Hint the more of these questions you lay out in your description the better and faster you'll get financed.	Fable Designs-Manufacturer of Titanium, Tungsten, Black Ceramic, Black Zirconium wedding bands. Recently became One of only 4 Licensed Tungsten Manufacturers in the United States. Recently Introduced the First Scratch Resistant 2-Tone Ring in the Jewelry Industry. 2008 Up 37% over 2007 In January 2009 became the 1st Alternative Metal Company invited to join the largest retail jewelry buying group in the world-Continental Buying Group (CBG) this buying group has 97 retailers that do 1B in combined income per year. Jan 1 - Mar 27 2009 up 24.9% over same period in 2008. YTD sales $258,930.85 Expenses approximately $65,000 per month.
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	Someone called me and is verifying my employment and income hopefully as we speak. Hope this helps. Sorry for the late answer, I have been in-flight and unable to check my account.
DO YOU HAVE WEBSITE ? (VERY INTERESTED IN YOUR PRODUCTS.)	titaniumdesigns.net

Member Payment Dependent Notes Series 388322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388322	$10,000	$10,000	11.89%	1.00%	April 7, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388322. Member loan 388322 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	United Health Services	Debt-to-income ratio:	17.12%
Length of employment:	2 years	Location:	Ellenton, FL

Home town:	Fairborn
Current & past employers:	United Health Services, Kids R Kids, Cracker Barrel
Education:	Manatee Community College, University of Central Florida

This borrower member posted the following loan description, which has not been verified:

My fiance and I are relocating and will use this money to help pay for moving expenses and getting settled. Thanks.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,435.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What effect will the relocation have on your current monthly income?	Not much difference, I will be making the around 50,000 a year.
With relocation, does this mean a new job for both of you? What will income be after the re-location	Yes, this means a new job for the both of us. In fact, it's my fiance's job that is the reason we have to move. I will be making a little less at 50,000 a year, but he will be making slightly more than what he made last year, with potentional for OT.

Member Payment Dependent Notes Series 388382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388382	$12,000	$12,000	13.16%	1.00%	March 31, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388382. Member loan 388382 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Best Buy	Debt-to-income ratio:	13.16%
Length of employment:	3 years 4 months	Location:	GILROY, CA

Home town:	Gilroy
Current & past employers:	Best Buy
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

Looking for a means of financing the purchase of an RV locally from a private party.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1971	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	34
Revolving Credit Balance:	$9,030.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388405	$10,000	$10,000	8.00%	1.00%	April 3, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388405. Member loan 388405 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	self	Debt-to-income ratio:	1.06%
Length of employment:	10 years 2 months	Location:	SOMERS POINT, NJ

Home town:	Sharon Hill
Current & past employers:	self, meyers construction
Education:

This borrower member posted the following loan description, which has not been verified:

buying new motor for work truck. dont wont to buy new at this time. allso tring to build better creidt.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,227.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I can understand the reluctance to buying either another truck or buying a new truck. However, isn't $10,000 for a new engine a bit much? Do you have other plans for the money? If so, would you elaborate?	I will be replacing more than motor. All new braks, belts, pumps, ext.
What is the make and model of the truck you will be doing the engine rebuild on? Thanks!	e 250 ford van 2000
What kind of work do you do and what is the profitability of your enterprise? How will your refurbished truck help you to earn income? Will it help you improve your earning potential in any way?	Architectural Millwork. Van is used for installs.

Member Payment Dependent Notes Series 388417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388417	$8,400	$8,400	13.79%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388417. Member loan 388417 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Carter Oil Company, Inc.	Debt-to-income ratio:	24.75%
Length of employment:	5 years 6 months	Location:	Flagstaff, AZ

Home town:	Columbus
Current & past employers:	Carter Oil Company, Inc., SFS Stanton Financial Services
Education:	Valparaiso University

This borrower member posted the following loan description, which has not been verified:

My goal is to get out of debt and save myself the multiple finance charges and interest rates I am currently paying on credit card and medical debt. I have already cut up my credit cards and have learned to live on what I make. I am looking for the convenience of a single payment insted of having to write multiple checks every month. I want to make payments twice a month, each time I get paid.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	76
Revolving Credit Balance:	$1,924.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
your profile shows only $1924 in revolving debt. what is the remaining $6474 for?	I have about $1500 in medical and I was hoping to be able to pay off my car which is slightly over $5000
are both the car loan and medical bills currently charging more than 14% interest?	Right now, yes

Member Payment Dependent Notes Series 388441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388441	$5,000	$5,000	9.63%	1.00%	March 31, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388441. Member loan 388441 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,362 / month
Current employer:	Texas Department of Information Resources	Debt-to-income ratio:	8.63%
Length of employment:	2 years 9 months	Location:	new braunfels, TX

Home town:	Gonzales
Current & past employers:	Texas Department of Information Resources, US Army
Education:	Howard Payne University

This borrower member posted the following loan description, which has not been verified:

We will be using the loan to help us get into our first Home. Although we have some debt we have been working for over three years to completely pay it all off. In less than 12 months we will have all our debts paid off. I have a steady job with the Government. This loan will allow me and my family to get into a home for the first time in our lives. Thank You, Noel

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	31
Revolving Credit Balance:	$2,602.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HAVE YOU BEEN PREAPPROVED WITH A HOME LENDER ALREADY TO PURCHASE A HOME? WHAT IS THE DOWN PAYMENT AMOUNT YOU REQUIRED AND HOW MUCH OF THAT AMOUNT ARE YOU CONTRIBUTING TO THE DEAL? THANK YOU DRW	Yes, we have been pre-approved for a VA Loan with USAA. Fortunately, with a VA Loan a down payment is not necessary, however closing cost are still needed. The closing cost for the loan is $3,850. In addition, the builder requires $1,000 good faith to go under contract and another $1000 upon the foundation being poured. We will contribute $2000. Thank You Noel Garcia
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	The employment and income I provide to Lending Club is correct.
Are you building your home?	We are building with a neighborhood developer.
Prior service members may qualify for disability payments upon discharge from the military. Are you collecting any disability payments from the Army not reflected in the gross income above? Also, if married, what is the income of your spouse and approx debt? Many thanks.	I am not collecting any disability payments from my service in the Army. My spouse is a student at this time and not working. As of now, we are a one income family and the debt reported to Lending Club is a combination of both of our debt obligations. Thank You, Noel Garcia

Member Payment Dependent Notes Series 388497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388497	$8,000	$8,000	15.68%	1.00%	March 31, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388497. Member loan 388497 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	CreditCards.com, Inc.	Debt-to-income ratio:	16.30%
Length of employment:	5 years 3 months	Location:	Cedar Park, TX

Home town:	Fort Worth
Current & past employers:	CreditCards.com, Inc., Unisys Corp.
Education:	Southwest Texas State University

This borrower member posted the following loan description, which has not been verified:

I'm trying to consolidate a few high interest credit cards that are currently 24% interest. I am a husband, home owner, small business owner and always pay my bills on time. Simple request is for a loan to consolidate my high interest credit card debt into one easy payment.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$10,702.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388552	$20,000	$20,000	17.26%	1.00%	March 31, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388552. Member loan 388552 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	FCX Systems	Debt-to-income ratio:	17.08%
Length of employment:	1 year 4 months	Location:	Morgantown, WV

Home town:	Morgantown
Current & past employers:	FCX Systems, WVU Alumni Association
Education:	West Virginia University

This borrower member posted the following loan description, which has not been verified:

I am starting a new vehicle customizing shop in Fairmont WV. We have been able to attract major vendors (Rockford Fosgate, Boston Accoustic, JBL and Alpine) with out location and our plan. We have secured the location and completed the build-out. We are planning to open the business April 6th. This is an attractive market for our business being located in the middle of two cities, Morgantown and Clarksburg and in close proximity of two Universities (West Virginia University and Fairmont State University). We also will develop a niche market with marine audio and detailing. Boating is big in this area and there is no one that does audio installations for boats. We are working with some of the boat dealers in the area to offer our services to them. The funds that I am seeking are to be used for inventory purchase and completion of out signage on our location. I am a great candidate for a loan because I have great credit, have never been late or missed a payment. Also I plan to keep my current job while starting this new business to have an additional income source to be able to repay this loan. Also I am a certifed public accountant and I closely and efficiently manage my personal and business finances.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,268.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 388582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388582	$12,000	$12,000	15.05%	1.00%	March 31, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388582. Member loan 388582 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Universal Am-Can	Debt-to-income ratio:	2.48%
Length of employment:	1 year	Location:	LAUREL, MD

Home town:	Washington, DC
Current & past employers:	Universal Am-Can, CR England Trucking, PGT Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

To whom it my concern, I am requesting the amount of 12,000.00 because, I need to purchase a trailer for my trucking company. With my own trailer I am able to make more money without having to rent one and pay high rental charges.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	24
Revolving Credit Balance:	$4,770.00	Public Records On File:	2
Revolving Line Utilization:	52.40%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388623

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388623	$2,500	$2,500	16.00%	1.00%	April 2, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388623. Member loan 388623 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$487 / month
Current employer:	Grisantis	Debt-to-income ratio:	5.13%
Length of employment:	1 year 6 months	Location:	Kapaa, HI

Home town:	Hanalei
Current & past employers:	Grisantis, Smith's Motor Boat Services
Education:	Creighton University

This borrower member posted the following loan description, which has not been verified:

My girlfriend and I have recently put a down payment on a used car. Financing with the dealers would have high interest rates, and too expensive for us. So we are looking for other options. I have a stable job, and have been there for a year and a half now. I held my previous job for 5 years and only left so that I could attend college. My girlfriend and I need this car to commute to college and work. So rest assured, I am a very responsible person will be able to make monthly payments on time. Along with myself, my girlfriend, who also has a steady job, will be helping with payments as well. We both have pretty good credit, and have never missed a payment on anything, ie., credit cards, utilities, etc.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$727.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you make a list of all monthly expendatures(food, bills, gas etc)	Rent $200, Food $75, utilities $40, misc $150 (roommates share bills)
you make $487/mo?	I make about $700 a month working as a server about 25 hours a week. My girlfriend makes about $900 a month working 30 hours a week.
Is your income accurate? Is this for you or for you and your girlfriend?	I make about $700 a month working as a server about 25 hours a week. My girlfriend makes about $900 a month working 30 hours a week.
only $75/month for food?	My girlfriend and I have a room mate and go shopping about once a month at costco. We split the food three ways so all together we spend about $225 for food at home. I may spend about $50 a month on food outside of home but it varies month to month

Member Payment Dependent Notes Series 388647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388647	$5,075	$5,075	18.21%	1.00%	April 1, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388647. Member loan 388647 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Austin Convention Center	Debt-to-income ratio:	6.85%
Length of employment:	1 year	Location:	Austin, TX

Home town:	Oak Ridge
Current & past employers:	Austin Convention Center, AT&T Inc.
Education:	Austin Community College

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate debt spread over three credit cards. My Bank of America card has a balance of $1886.21, Wells Fargo of $1335.29 and Chase $1846.63. The total amount I'm requesting is $5075. I plan to close two of these three revolving credit accounts once they're paid off. I'm requesting the loan to lower overall interest and simplify the payment process.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,204.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please describe what you do in your current job?	I bar tend full time for two event centers in Austin, Tx. Additionally I do contract work in the service industry for various festivals like SXSW, Austin City Limits etc.

Member Payment Dependent Notes Series 388700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388700	$18,000	$18,000	12.21%	1.00%	March 31, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388700. Member loan 388700 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,377 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	13.36%
Length of employment:	12 years	Location:	Rockland, MA

Home town:	Franklin
Current & past employers:	United States Postal Service
Education:	UMASS Amherst, University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

I wish to consolidate all of my CC debt in one personal loan to improve my financial standing

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,064.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I will happily do that

Member Payment Dependent Notes Series 388701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388701	$3,500	$3,500	12.53%	1.00%	April 6, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388701. Member loan 388701 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	chartwells,compass group usa	Debt-to-income ratio:	13.39%
Length of employment:	3 years 3 months	Location:	san francisco, CA

Home town:	casablanca
Current & past employers:	chartwells,compass group usa, D-LEW ENTERPRISES,LLC
Education:	college moulay idriss,casablanca,morocco, university of toulous,toulous,france, city college of san francisco,san francisco,usa

This borrower member posted the following loan description, which has not been verified:

pay off the high interest credit card chase-7351: 3,400

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,730.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - Could explain the credit card debt you are wanting to pay off - interest rate, balance, etc? Thank you; Art	the credit card i want to pay off is:wamu/chase account ending:7351, the balance is 3,400 and the interest rate is 23.24% .
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	yes,i work with compass group ,usa ,it's a leading company in food service in us providing a healthy food to students in over 20 unirvesity in major us states,and i am in charge for the caffeteria in san francisco state university. my income is about :3,000 .oo a month.
HI - what is your monthly take home (income - major expenses) please?	my monthly take home after all the taxes is about : 2,500.00

Member Payment Dependent Notes Series 388849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388849	$5,500	$5,500	8.00%	1.00%	April 3, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388849. Member loan 388849 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	Middlesex Savings Bank	Debt-to-income ratio:	19.20%
Length of employment:	5 years	Location:	WALTHAM, MA

Home town:	Waltham
Current & past employers:	Middlesex Savings Bank
Education:	University of Massachusetts-Dartmouth

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan to get rid of the last of my credit card debt...with the help of this service I hope to do that in 3 years! Thank you!

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,860.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your current interest rate, minimum required payment and you usual monthly payment for the credit card(s) being paid off? Additionally please explain how you accrued this debt and what changes you have made to avoid accruing more debt in the future. Thank you.	Right now it's at an insane 27%, my monthly payment is $133...I usually pay about $250-$300 towards it each month, but that's still not helping me out. The debt came from 2 trips from about 4-5 years ago while I was less mature and thought it was something I could handle. Now with my monthly payments it's hard to even take a chunk out of the debt. I am now 29 years old and have since then gone without making any major purchases on my credit card and would like to get this settled and continue on this path of avoiding the use of credit. Thank you!
what's your mortgage payment, including taxes and insurance?	Do not have a mortgage at this time...moved back in with parents until I can eliminate this last bit of credit card debt.

Member Payment Dependent Notes Series 388998

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388998	$3,300	$3,300	16.00%	1.00%	April 7, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388998. Member loan 388998 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	UPMC Children's Hospital	Debt-to-income ratio:	0.89%
Length of employment:	3 years	Location:	Pittsburgh, PA

Home town:	Oak Ridge
Current & past employers:	UPMC Children's Hospital, Starbucks, Carnegie Library of Pittsburgh, UPMC Presbyterian Hospital
Education:	UPMC Shadyside Hospital School of Nursing, Chatham College, Community College of Allegheny County

This borrower member posted the following loan description, which has not been verified:

What a terrible problem for your borrower to have! I make too much money to qualify for the down payment assistance programs in my area. I only began my professional career a couple years ago, and spent the first two years aggressively paying off the debts that I incurred as a nursing student. Now, as a fully employed professional working in a recession proof industry, I am ready to start looking for a first house, but I haven't had the opportunity yet to save an adequate down payment. There are some very good deals to be had in my area, and I plan to borrow responsibly and only buy as much house as I can afford. There are grant programs and special urban redevelopment loans that help people in my position, but I make too much money to qualify. The amount I am seeking is only a part of the down payment I would like to offer, and honestly, I could probably wait just a few months and save it. But every month I wait, I am paying rent that is almost twice what my modest mortgage payment would be. So, taking out this small loan to help this deal go through will end up saving money. I'm a good risk, with less than $250 in credit card debt, no automobile debt, very minimal student loan debt. Basically, I will only have my mortgage and this loan to repay.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	7	Months Since Last Delinquency:	8
Revolving Credit Balance:	$113.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have very good debt ratio! Can you please explain the two delinquencies over the past 2 years?	There are actually three potentially negative items in my credit history. All were for small dollar amounts and have simple explanations. 1) Dollar Bank. I had a checking account with them which I closed in 2002 when my account information was compromised online. A fraudulent debit card transaction was processed by the bank after the account was supposed to have been closed. Though the charge itself was only $30-40 as I recall, the account ended up $108 overdrawn due to overdraft fees and other charges. At the time, I disputed the matter and was advised that it had been resolved. Then, in the last year, I found that it was on my credit report. I tried disputing it with the reporting agencies and finally decided that it was easier to simply pay it and be done once and for all. I contacted the bank and did just that a few months ago. It still appears on my Equifax report, but has been cleared from the Transunion and Experian reports. 2) UPMC Presbyterian Hospital. I was injured at work by an aggressive patient, resulting in an exposure to her blood via a cut she had given me. I went to the Emergency Department for prophylactic antiretroviral treatment, per hospital protocol. Imagine my surprise when I received a bill for $75 for a "copay" for this. While I was fighting the charge, it was turned over briefly to NCO Financial to collect. Fortunately, since this was something that my employer was required to pay for, as I was injured on the job while protecting a patient from harming herself. As far as I am aware, this item has been removed from all of my reports, but the collection agency did attempt to put it back on in December, and I had to dispute it with Experian all over again. Thus, I want to include it in my disclosure to you. 3) Target Card. I don't have a good excuse for this one. I just goofed up and missed making one of my payments and had to double up on the next. The account has since been paid off entirely, and I mean to keep it that way. I don't like having too many bills because it makes it too easy to make a mistake like that. I am grateful that the payments for this loan are automatically deducted from my account, so that I won't have that worry.
Just curious. How much of a mortgage are you looking to pay?	I would really like to keep my mortgage no more than 100% of my annual income, but I can tolerate as much as 150%. I am looking for properties in good condition, in a decent neighborhood, for no more than about 80,000. The home which is currently my favorite is less than 4 blocks from my hospital. I haven't made a formal offer on it yet, but I intend to start around 55-60k. If they accept that offer, this loan could allow me to bring as much as 10% as a down payment and still have plenty of cash on hand to take care of closing costs. In the worst case scenario, I will pay their asking price of 75k. As much as I love the property and think that it is an exceptionally good bargain, if it gets bid up above that asking price, I will regretfully have to pass on the deal and look for another. I want a house, but not so much that I am going to let sentiment come before good sense. I'm aiming for a 15 year fixed rate, no more than about 75k, with a plan to pay it off as quickly as possible. From what I have seen, my payments for such a mortgage would be around 450 for that, or considerably less than I am paying for rent, even taking into account the repayment of this loan.
Thanks. Now do I understand that your revolving credit balance is $113.00?	That was accurate as of my last credit report. It may be as high as $250 as I write this, but it will be reduced again before the end of the month. I use my credit sparsely, for purchases and bill payment situations where I'd prefer not to use a check or a debit card. Some months, I pay the balance off in full. Occasionally, I will pay it off over the course of a couple months. Part of the reason I don't have as much cash as I would like at present is that I paid off revolving credit and personal loans that had helped me through the very lean years of nursing school. I didn't want too many obligations as I began to consider a home purchase. If I need it, I have about $1500 of available credit on revolving accounts. But I really do try to leave the bulk of that available so that it is there if a need arises.

Member Payment Dependent Notes Series 389056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389056	$8,400	$8,400	8.00%	1.00%	April 6, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389056. Member loan 389056 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Verizon Communications	Debt-to-income ratio:	3.05%
Length of employment:	4 years 1 month	Location:	Hemet, CA

Home town:	Hemet
Current & past employers:	Verizon Communications
Education:	Mount San Jacinto College, Univeristy of Pheonix

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to cover the remainder of a down payment for a house. I currently have $10000 in savings and need the rest to fill in.

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,506.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much will the mortgage amount be? What are your currently monthly expenses (phone, loans, etc)?	The mortgage will be $150-160,000. I am looking to purchase this house as my new primary residence. I currently have a mortgage that I am WAY upside down in. The only way I can get Countrywide to negotiate with me is to miss payments. I want to purchase another house before I miss payments and my credit is effected. Once I get the new house I can negotiate better with Countrywide. If they negotiate down to a reasonable amount I will rent my current house out increasing my income approximately $3-400 per month. The new loan will save me approximately $600 per month versus my current mortgage.

Member Payment Dependent Notes Series 389074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389074	$5,500	$5,500	8.00%	1.00%	April 2, 2009	April 12, 2012	April 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389074. Member loan 389074 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Nalco	Debt-to-income ratio:	9.87%
Length of employment:	2 years 6 months	Location:	DuBois, PA

Home town:	Olivet
Current & past employers:	Nalco
Education:	Western Micigan

This borrower member posted the following loan description, which has not been verified:

Need some extra money to cover taxes. Have good credit just got caught off guard by the tax bill.

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,590.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain what was the reason that caused higher than expected tax due.	I recently divorced my wife and gave her money from my 401K in the settlement. I should have rolled it over into an account in her name, but unfortunately I did not. I withheld taxes from the withdrawl for the 10% penalty, but did not consider the possibilty of it landing me in a much higher tax bracket with no child tax credits on my side. She refuses to pay her share, so I'm stuck with it, at least for now. Thanks

Member Payment Dependent Notes Series 389199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389199	$4,000	$4,000	8.00%	1.00%	April 2, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389199. Member loan 389199 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	8.78%
Length of employment:	4 years 7 months	Location:	Columbia, MD

Home town:
Current & past employers:	Northrop Grumman
Education:	University of Maryland-College Park, University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

I am using the money to purchase Kitchen Cabinets from IKEA as well as some new appliances.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,008.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389310	$1,200	$1,200	15.68%	1.00%	April 2, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389310. Member loan 389310 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	NetSystems LLC	Debt-to-income ratio:	20.58%
Length of employment:	3 months	Location:	Derby, KS

Home town:	Wichita
Current & past employers:	NetSystems LLC, Nex-Tech Aerospace
Education:	Wichita State University

This borrower member posted the following loan description, which has not been verified:

I have an AMerican Express card that I have since college that has a horrendous rate attached to it. Would liek to pay it off with a loan here!

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,498.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is the current interest rate, required monthly minimum payment, and your usual monthly payment for the card you are paying off? Please explain the 4 credit inquiries on your account in the last six months. Your credit report says you have $1500 in revolving debt but you are only requesting $1200. Will you please explain the discrepancy? Thank you.	current interest rate is 24% and my min. monthly payments are $40. I'm only requesting $1200 because I have $300 in cash that I'm going to apply to this loan to pay it off. I'm not sure about the credit inquiries. I know one may have been my current employer during my hiring process in december. I also inquired about a home loan with my bank in october.

Member Payment Dependent Notes Series 389524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389524	$2,500	$2,500	12.84%	1.00%	April 7, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389524. Member loan 389524 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	MAXWELL NISSAN	Debt-to-income ratio:	8.76%
Length of employment:	12 years 2 months	Location:	TAYLOR, TX

Home town:	Heidelberg
Current & past employers:	MAXWELL NISSAN
Education:	N/A

This borrower member posted the following loan description, which has not been verified:

Hello All, I'm looking to consolidate 8 credit cards into one low monthly payment. As this is debt consolidation I am actually lowering rates on these loans and putting myself in a better position financially. I had not heard of the lending club until I applied on Lending Tree, but i am intrigued by the process. Although I have had some financial difficulty in the past, I have worked hard to restore my credit rating and take my responsibilities very seriously. I appreciate your consideration.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	49
Revolving Credit Balance:	$1,580.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389650

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389650	$5,000	$5,000	8.00%	1.00%	April 6, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389650. Member loan 389650 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Amici's MT	Debt-to-income ratio:	9.05%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:	Sao Paulo
Current & past employers:	Amici's MT, Pasta Pomodoro
Education:	San Francisco State University, City College of San Francisco

This borrower member posted the following loan description, which has not been verified:

I owe federal and state tax for the year 2008 due April 15, 2009. I've been working for the same company for the past 4 years. All my accounts are in good standing and are paid in full. Due to the current financial crisis, banks are only offering unreasonably high interest personal loans. I plan to pay off the loan in less than a year.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,012.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm assuming you didn't owe this much money last year or you would have made adjustments. What changed that cause the high tax bill?	Last year I owed 1/2 of that and had the funds to pay for it. This year besides the fact that the last portion of my income fell into a higher tax bracket, I had to financially help a immediate family member relocate from abroad. I hope that clarifies. I'm know "there are only two certain things in life: taxes and death" but I had to help my family.
Why not make a payment arrangement with the federal and state?	I'm trying to get a lower FIXED interest rate. The IRS offers a variable rate plus penalties. Besides that it takes more than 30 days to know if a installment agreement request is approved or denied. Taking an installment plan from the government can disqualify me for the few credits and deductions I'm eligible for now.
Thanks...	If you have any other questions don't hesitate to ask.

Member Payment Dependent Notes Series 389675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389675	$3,000	$3,000	15.37%	1.00%	April 7, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389675. Member loan 389675 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	RSMS	Debt-to-income ratio:	1.00%
Length of employment:	5 years 6 months	Location:	Hattiesburg, MS

Home town:	Farmington
Current & past employers:	RSMS, National Guard
Education:	Pearl River Community College

This borrower member posted the following loan description, which has not been verified:

I'm trying to hurry up and give my fiance the storybook wedding she's always wanted, before I get deployed to Iraq. May never get this chance again. I want to make it count.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,048.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your rank and duty location? Good luck and come back safe.	I'm a sergeant. Our duty location is Camp Shelby, MS, but we'll be around the Mosul area in Iraq. We've been before, so it's no sweat. I appreciate your interest in loaning me money. I've never been late on a loan payment in my life, so invest with confidence. Thanks a million.
Why is your credit score so low with a DTI of 1% and no delinquencies?	Lack of accounts, I'd imagine. Don't let the score fool you. I'm actually responsible at paying back loans, but in order to get a respectable loan (or one that reports I should say), I need to already have that kind of credit. I'm a soldier so you know I'd get in trouble for welshing on a loan. So loan with confidence. Besides, didn't you have to start out somewhere?

Member Payment Dependent Notes Series 389724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389724	$5,000	$5,000	9.32%	1.00%	April 3, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389724. Member loan 389724 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Self Employed	Debt-to-income ratio:	3.89%
Length of employment:	4 years 3 months	Location:	Ramsey, MN

Home town:	Fridley
Current & past employers:	Self Employed, (Owner) Iceberg Web Design, (Manager) Pomme de Terre Foods, Inc.
Education:	University of Minnesota, Morris

This borrower member posted the following loan description, which has not been verified:

I am just looking for a small loan for a home improvement project so that I do not have to draw from my credit card. I expect to pay the loan back in 6-8 months.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,901.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is improvement project? Are you doing the work or hiring others? Please tell us about your home (age, type, how much equity you have). Also, your gross income is a little low (no disrespect intended) -- is your income projection into 2009 and '10 healthy? Thank you.	Hello, I just purchased the home this year, so there is not equity in the house just yet. It is a split level home, built in 1980; the bottom level was finished off in 2007. The house is on 1.1 acres of land in a very nice neighborhood. The loan is for a fence. We have two dogs and young nieces and nephews, and need to fence the yard in for the safety of our dogs and family. We have hired a professional to do the job. We have gotten multiple quotes on the job from fencing companies, and the best quote/company came in around $7k. We have cash on hand to fund part of the project. The fence will be installed during the last week in April. I applied for this loan because the interest rate is significantly lower than a cash advance from my credit card would be. I am a self-employed website designer, and I provide website hosting services as well. The income stated was an approximate for 2008. We recently moved to a city with more economic growth than our previous town, and I have already seen my business grow (and my income increase) since moving. I expect the business to continue to grow through 2009 and 2010. There is another person in the home who is employed at 40k/year; he is responsible for half of the mortgage and bill payments. We are not married so his information is not reflected in this application. Thank you for your question. Please let me know if you want any more details. I thank you for considering my loan application, and wish you well in your future investments!

Member Payment Dependent Notes Series 390124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390124	$6,000	$6,000	9.32%	1.00%	April 7, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390124. Member loan 390124 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Plexus	Debt-to-income ratio:	19.45%
Length of employment:	3 months	Location:	Hortonville, WI

Home town:
Current & past employers:	Plexus
Education:

This borrower member posted the following loan description, which has not been verified:

Dear Prospective Lender: I have credit card debt that ensued from relocation and job search expenses to leave the automotive industry. I am currently a homeowner and gainfully employed as an engineer in a new state (for 2 years now). I have been working as an engineer for over 15 years. I am eager to knock out the balances on my credit cards by obtaining a better rate. I make my monthly payments but I need to make my money work harder for me. Please take my request under consideration. Thank you.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,518.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report shows a revolving credit balance of over $42K, but you are only asking for $6K. Would you please explain this and provide current interest rates? Also, your job history shows employment of just 3 months with Plexus, but you mention that you have been employed for 2 years. Understanding this would help build confidence with your loan funders. Thank you.	I asked for a lower loan amount because I have never used lendingclub before and wanted to start out on a smaller scale. Current rates are 12-18%. I was previously employed for 18 months with another company in the area. Before that I spent 13 years with one company before corporate downsizing. All are/were engineering positions.

Member Payment Dependent Notes Series 390162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390162	$1,500	$1,500	14.42%	1.00%	April 7, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390162. Member loan 390162 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,314 / month
Current employer:	Microsoft	Debt-to-income ratio:	11.40%
Length of employment:	2 years 1 month	Location:	Redmond, WA

Home town:	Coeur d'Alene
Current & past employers:	Microsoft, Group Photographers Assoc.
Education:

This borrower member posted the following loan description, which has not been verified:

I recently started looking for a new car. After finding the perfect car that meets my needs, I started the lending process. The bank approved my loan but requested a down payment of $5000. After working with the dealership, they agreed that a down payment of $3000 would be sufficient to purchase the car. Unfortunately, $5000, even $3000 is a hard number to have lying around. So I am looking for a medium term loan to cover this cost. Thanks!

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	32
Revolving Credit Balance:	$457.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you provide more detail about the total amount of debt you will be taking on with the car purchase? What will your monthly car and insurance payments be in addition to this loan? How much of a monthly increase to your expenditures will the total payments be compared to your current monthly auto insurance and car payments? Thank you for your time.	Thank you for your inquery. I would be trading in my car on the purchase of the new car. This isn't a dire situation at all, just an upgrade to my current automobile. Currently I have an Audi A4 with a trade in value of $12,000 (as offered by the dealer). My amount owed on the A4 is a hefty $24,000. The car I am interested in (should they still have it), is a 2006 A6. Having recently gotten married and becoming a step father, I decided that a larger, safer, more reliable car would be a good choice. I worked with the dealer and they were willing to lower the cost of the car by $4000 to $27,000. With the additional amount owed on my car, the bank (Audi Financial) approved me for $30,000 over 72 months. This put my monthly payment in the $650 dollar range ($50 more than I currently pay). The insurance will stay roughly the same at $150 a month. The dealer did request that I put $5000 down, but I explained to them that is a little higher than I would like and they are willing to lower this to $3000. Overall monthly payments would be $650 + $150 (insurance) + $100 (down payment) for a total of $900 a month. A bit higher than my current payments, but since purchasing the car I have been steadily increasing my income working at Microsoft. And feel very confident that I can continue to pay off my current unsecured debt load and handle the increased car payment. Again, thank you, and thanks for your consideration.

Member Payment Dependent Notes Series 390363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390363	$1,600	$1,600	14.42%	1.00%	April 7, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390363. Member loan 390363 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,142 / month
Current employer:	Providence Associates Medical Laboratories	Debt-to-income ratio:	12.98%
Length of employment:	5 years 1 month	Location:	Spokane, WA

Home town:	Spokane
Current & past employers:	Providence Associates Medical Laboratories
Education:	Spokane Community College

This borrower member posted the following loan description, which has not been verified:

I am in need of re roofing my garage and replacing the Backyard Fence. We had a REALLY BAD winter this last year in Spokane, Washington and it really took a toll on my house. I am in need to make the repairs, although, I am short on the funds needed to do these projects. I have been a homeowner for approximately 3 years now. I work full time in the Medical Laboratory Field. I am a VERY honest person and pay ALL my bills monthly EVERY month. I have not fell behind on any of my monthly bills for over 6 years.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
ARE YOU PLANNING TO PAY THIS LOAN OFF SOONER THAN 3 YEARS?	Yes... I will at least double the monthly payment. This is just what was automatically set up for me. :)
ARE YOU PLANNING TO PAY THIS LOAN OFF SOONER THAN 3 YEARS?	Yes... This payment plan was automatically set up for me. I plan on at least doubling the payments. Im not a fond person of having a lot of loans/payments to make. I like to get everything paid off as soon a possible.

Member Payment Dependent Notes Series 390532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390532	$2,000	$2,000	9.32%	1.00%	April 7, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390532. Member loan 390532 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Mudrush Technology Solutions	Debt-to-income ratio:	12.04%
Length of employment:	5 years 3 months	Location:	Park City, KS

Home town:	Wichita
Current & past employers:	Mudrush Technology Solutions, Hangar Hobbies
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to purchase more lighting equipment for growing DJ company. I have a solid financial footing but I want to keep my savings liquid.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	79
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 25 dated April 7, 2009